SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2011

SOLO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52791	68-0680819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

Suite 2500
1155 Boul Rene-Levesque West,
Montreal, Quebec H3B 2K4
 (Address of principal executive offices)

514-570-3490
(Registrant’s Telephone Number)
Kodenska Street
Malashevichi Maly
Biala Podlaska County
Poland 21540
Tel. +48-223897807
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Solo International, Inc.
Form 8-K
Current Report

 Item 5.01                      Changes in Control of Registrant

On October 12, 2011, Mr. Michel Plante (“Mr. Plante”) acquired control of three million (3,000,000) shares (the “Shares”) of the issued and outstanding common stock of Solo International, Inc., a Nevada corporation (the Company), representing approximately 77.32% of the Company’s total issued and outstanding common stock, from Mr. Yury Shcharbakou (“Mr. Shcharbakou”) in accordance with a stock purchase agreement by and between Mr. Plante and Mr. Shcharbakou (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Plante paid an aggregate purchase price of fifty thousand dollars ($50,000) to Mr. Shcharbakou in exchange for the Shares (the “Acquisition”).

As part of the Acquisition the following changes to the Company's directors and officers have occurred:

•	As of October 13, 2011 Mr. Shcharbakou resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director.

•
As of October 13, 2011 Mr. Plante was appointed as the sole member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 13, 2011, Mr. Shcharbakou resigned from all positions with the Company, including President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director and, as his final act, as a member of the Company’s Board of Directors, appointed Mr. Plante as the Company’s Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary and Director. Mr. Plante accepted such appointments. Mr. Shcharbakou informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The biography for Mr. Plante is set forth below:

Michel Plante. Mr. Plante is a Chartered Accountant.  From October 2010 to present, Mr. Plante has been a consultant with the accounting firm Fauteux Bruno Bussière Leewarden. From June 2007 to December 2009, Mr. Plante held the role of advisor to the CEO of Groupe Cabico Inc., a private company which manufactures custom wood cabinetry in North America. In his role as advisor, Mr. Plante provided financial, operational and strategic guidance to Groupe Cabico Inc. From December 2003 to June 2007, Mr. Plante was the Vice-President of Finance, Chief Financial Officer and Corporate Secretary at Roctest Limited, a company listed on the Toronto Stock Exchange.  From October 1989 to June 2007, Mr. Plante held financial executive roles with various technology companies. From August 1980 to September 1989, Mr. Plante worked for Coopers & Lybrand, Chartered Accountants. Currently, Mr. Plante is also Chairman of Collège Laval (a privately-held secondary education institution, with close to 2,000 students) and a Director of Capital Vtechlab Inc. (TSX-Venture), and an officer and Director of Anticus International Ltd. (OTCBB). Mr. Plante obtained his Bachelor’s in Accounting in 1980, from McGill University. The Company decided Mr. Plante would be a good director and officer because of his extensive business experience.

Item 8.01                      Other Events.

Change of Address

On October 12, 2011, the Company changed the address of its executive offices to Suite 2500, 1155 Boul Rene Levesque West, Montreal, Quebec H3B 2K4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2011	Solo International, Inc.

By: /s/ Michel Plante
Michel Plante
President